Exhibit 1.2

BA CREDIT CARD TRUST
BASERIES
CLASS A(2020-1) NOTES
TERMS AGREEMENT

Dated: December 10, 2020

To:	BA CREDIT CARD FUNDING, LLC

Re:	Underwriting Agreement, dated December 10, 2020

Series Designation:  BAseries

Underwriters:  The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Class A(2020-1) Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

$ 1,000,000,000	0.34% per year	99.97692%

Interest Payment Dates:  The 15th day of each month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing in February 2021.

Indenture:  The Fourth Amended and Restated Indenture, dated as of December 17, 2015, between BA Credit Card Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee, as acknowledged and accepted by Bank of America, National Association, as Servicer.

Indenture Supplement:  The Third Amended and Restated BAseries Indenture Supplement, dated as of December 17, 2015.

Terms Document:  The Class A(2020-1) Terms Document, dated as of December 17, 2020.

Pooling and Servicing Agreement:  The Fourth Amended and Restated Pooling and Servicing Agreement, dated as of December 17, 2015 (as amended by the First Amendment thereto, dated as of December 9, 2016), among BA Credit Card Funding, LLC, as Transferor, Bank of America, National Association, as Servicer, and The Bank of New York Mellon, as Master Trust Trustee.

Series Supplement:  Fifth Amended and Restated Series 2001-D Supplement, dated as of December 17, 2015

Purchase Price:  The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2020-1) Note: 99.72692%

Registration Statement:  333-228572, 333-228572-01, 333-228572-02.

Underwriting Commissions, Concessions and Discounts:  The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A(2020-1) Notes, shall be as follows:

Underwriting Discounts and Concessions	Selling Concessions	Reallowance

0.25%	0.150%	0.075%

Time of Sale:  11:00 a.m. (Eastern Time) on December 10, 2020 (the time the first contract of sale was entered into as designated by the Representative).

Closing Date:  Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company, the Bank and the Issuer hereby agree that the Closing Date shall be December 17, 2020, 10:00 a.m., New York City time.

Location of Closing:  Chapman and Cutler LLP, 1717 Rhode Island Avenue, N.W., Washington D.C. 20036-3026.

Payment for the Notes:  The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Class A(2020-1) Notes set forth opposite their names on Schedule I hereto.  The address of each Underwriter is set forth opposite its respective name on Schedule II hereto.

Representations of the Underwriters: Each Underwriter of the Class A(2020-1) Notes has represented and agreed that: (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Class A(2020-1) Notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2020-1) Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer.

Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Class A(2020-1) Notes set forth opposite its name on Schedule I hereto.

BOFA SECURITIES, INC.,

As Underwriter and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Lauren Burke Kohr
Name:Lauren Burke Kohr
Title:Managing Director

[Signature Page to the BA Credit Card Trust
(BAseries Class A(2020-1)) Terms Agreement]

Accepted:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: Vice President

BA CREDIT CARD TRUST

By:	BA CREDIT CARD FUNDING, LLC, not in its individual capacity but solely as Beneficiary on behalf of the Issuer

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: CEO & President

BA CREDIT CARD FUNDING, LLC

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: CEO & President

[Signature Page to the BA Credit Card Trust
(BAseries Class A(2020-1)) Terms Agreement]

SCHEDULE I

UNDERWRITERS

$1,000,000,000 Principal Amount of BAseries Class A(2020-1) Notes

Underwriters	Principal Amount
BofA Securities, Inc.	$805,000,000
Citigroup Global Markets Inc.	$32,500,000
Drexel Hamilton, LLC	$32,500,000
Mischler Financial Group, Inc.	$32,500,000
MUFG Securities Americas Inc.	$32,500,000
RBC Capital Markets, LLC	$32,500,000
SMBC Nikko Securities America, Inc.	$32,500,000
$1,000,000,000

Sch. I

SCHEDULE II

ADDRESSES OF UNDERWRITERS

Underwriter	Address

BofA Securities, Inc.	One Bryant Park, 11th Floor New York, New York 10036

Citigroup Global Markets Inc.	388 Greenwich Street, 7th Floor New York, New York 10013

Drexel Hamilton, LLC	77 Water Street New York, New York 10005

Mischler Financial Group, Inc.	46 Southfield Avenue, Suite 200 Stamford, Connecticut 06902

MUFG Securities Americas Inc.	1221 Avenue of the Americas, 6th Floor New York, New York 10020

RBC Capital Markets, LLC	200 Vesey Street, 8th Floor New York, New York 10281

SMBC Nikko Securities America, Inc.	277 Park Avenue, 5th Floor New York, New York 10172

Sch. II